EXHIBIT 2.7


             AMENDED AND RESTATED SUBSTITUTE MORTGAGE NOTE NO. 1
             ---------------------------------------------------

                                                            December 19, 1997

$15,500,000.00


         FOR VALUE RECEIVED, and at the times hereinafter specified, 17 BATTERY UPPER PARTNERS LLC, a New York limited liability company ("MAKER"), having an address at c/o GFI Realty Services, 50 Broadway, 5th Floor, New York, New York 10004, Attn: Allen I. Gross, hereby promises to pay to the order of SL GREEN OPERATING PARTNERSHIP, L.P., a Delaware limited partnership, having an address at 70 West 36th Street, New York, New York 10018 (collectively, hereinafter referred to, together with each subsequent holder(s) hereof, as "HOLDER"), or at such other address as may be designated from time to time hereafter by any Holder, the principal sum of FIFTEEN MILLION FIVE HUNDRED THOUSAND AND 00/100 DOLLARS ($15,500,000.00), together with interest on the principal balance outstanding from time to time, as hereinafter provided, in lawful money of the United States of America. The balance (the "PRINCIPAL AMOUNT") of principal outstanding from time to time under this mortgage note (this "NOTE") shall bear interest at a rate per annum equal to twelve (12%) percent (the "INTEREST RATE"), calculated for the actual number of days elapsed based on a 360-day year.

     1.  Payments.  Maker shall pay the following sums as follows:
         ________

         (a)  Interest.   (i)    Interest only  at the  Interest Rate  on the
              ________
     Principal Amount shall be payable on the date hereof for the period from and including the date hereof through and including December 31, 1997; and

              (ii) Interest only at the Interest Rate on the Principal Amount shall be payable in arrears commencing on February 1, 1998, and on the first day of each and every month thereafter up to and including the Maturity Date (as defined herein); and

         (b)  Principal.   The entire Principal Amount then remaining unpaid,
              _________
with accrued and unpaid interest thereon, shall be due and payable on the Maturity Date.

         Each payment made by Maker under this Note shall be made before 2:00 p.m., New York City time, on the date when such payment or prepayment is required to be made and shall be made without setoff, counterclaim, deduction or defense of any kind by wire transfer of immediately available funds in lawful money of the United States of America to such account or accounts as shall be designated by Holder, from time to time. Any payment received and accepted by Holder after 2:00 p.m., New York City time on any day shall be deemed for all purposes (including the calculation of interest, to the extent permitted by law) as having been made on the next succeeding Business Day. If the date for any payment hereunder falls on a day which is not a Business Day, then for all purposes hereof the same shall be deemed to have fallen on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest hereunder. The term "BUSINESS DAY" shall mean a day other than a Saturday, Sunday or legal holiday for commercial banks under the laws of the State of New York.

     2.  Maturity.     The Loan shall mature on the  earlier of (i) September
         ________

30, 1998 or (ii) such date as the Loan shall become due by reason of acceleration, operation of law or as otherwise set forth in the Mortgage
(as hereinafter defined).    The date  on which  the  Loan shall  mature as
provided  in the preceding sentence is referred to as the "MATURITY DATE."

     3.  Prepayment.   This Note may be prepaid, in whole  or in part, at any
         __________
time and from time to time, without premium or penalty.

     4.  Default Rate/Late Charge.   From  and  after the  occurrence of  an
         ________________________
Event of Default, the entire Principal Amount, all accrued and unpaid interest and all other sums then due or payable pursuant to this Note or any of the other Loan Documents, shall bear interest from the date of such Event of Default until paid at a per annum rate (the "DEFAULT RATE") equal to the lesser of (i) five percent (5%) over the Interest Rate, or (ii) the Maximum Rate, as herein defined. In addition to interest as set forth herein, Maker shall pay Holder a late charge equal to five percent (5%) of any amounts due under this Note in the event any such amount is not paid within five (5) days after such payment becomes due.

     5.  Application of Payments.
          ---------------------

         (a) All payments received by Holder under this Note shall be applied as follows: first, to accrued and unpaid interest then due hereunder; second, to all other sums then due or payable pursuant to this Note or any of the other Loan Documents, in such order as shall be determined by the Holder in its sole discretion from time to time; and third, to the reduction of the Principal Amount.

         (b) Notwithstanding anything to the contrary herein contained, during the continuance of an Event of Default, Holder may apply any payment received by Holder under this Note to such amounts and in such order as Holder may elect from time to time in its sole discretion.

     6.  The  Mortgage.  This  Note, and  all sums due  or agreed  to be paid
         _____________
hereunder are secured by, inter alia, a certain Amended and Restated Substitute Mortgage, Assignment of Leases and Rents and Security Agreement No. 1 of even date herewith granted by Maker for the benefit of the named Holder hereof (the "MORTGAGE"), encumbering certain property as more
particularly described in such Mortgage.   Capitalized terms  used and not
otherwise  defined herein shall have the meanings set forth in the Mortgage.

     7.  Event  of Default.   The  occurrence of  an Event  of Default  shall
         _________________
constitute an "EVENT OF DEFAULT" hereunder. Upon the occurrence and continuance of an Event of Default, Holder may, at its option, declare all or any portion of the Principal Amount, together with all accrued and unpaid interest hereon, and all other amounts payable hereunder or under the Mortgage or any of the Loan Documents, to be immediately due and payable and thereby accelerate the maturity hereof, and Holder may proceed to exercise any rights or remedies that it may have under this Note, the Mortgage, or any other Loan Document or such other rights and remedies which Holder may have at law, equity or otherwise.

     8.  Enforceable Obligation.   Maker hereby  certifies and  declares that
         ______________________
all acts, conditions and things required to be done and performed and to have happened precedent to the creation and issuance of this Note, and to constitute this Note the legal, valid and binding obligation of Maker, enforceable in accordance with the terms hereof, have been done and performed and happened in due and strict compliance with all Legal Requirements.

     9.  Affirmative Waivers.  Maker and all  parties now or hereafter liable
         ___________________
for the payment hereof, primarily or secondarily, directly or indirectly, and whether as endorser, guarantor, surety, or otherwise, hereby severally
(a) waive presentment, demand, protest, notice of protest and/or dishonor, and all other demands or notices of any sort whatsoever with respect to this Note, (b) consent to impairment or release of collateral, extensions of time for payment, and acceptance of partial payments before, at, or after maturity, (c) waive any right to require Holder to proceed against any security for this Note before proceeding hereunder, (d) waive diligence to the collection of this Note or in filing suit on this Note and (e) agree to pay all costs and expenses, including reasonable attorneys' fees, which may be incurred in the collection of this Note, or any part thereof or in preserving, securing possession of, and realizing upon any security for this Note.

     10. Usury.   The provisions of this  Note and of all  agreements between
         _____
Maker and Holder are, whether now existing or hereinafter made, hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of the maturity hereof, prepayment, demand for payment or otherwise, shall the amount paid, or agreed to be paid, to Holder for the use, forbearance, or detention of the principal hereof or interest hereon, which remains unpaid from time to time, exceed the maximum interest  rate permissible  under  applicable  law  (the  "MAXIMUM
RATE").    If  from  any circumstance  whatsoever, the  performance or fulfillment of any provision hereof or of any other agreement between Maker and Holder shall, at the time performance or fulfillment of such provision is due, involve or purport to require any payment in excess of the limits prescribed by law, then the obligation to be performed or fulfilled is hereby reduced to the limit of such validity, and if from any circumstance whatsoever Holder should ever receive as interest an amount which would exceed the highest lawful rate, the amount which would be excessive interest shall be applied to the reduction of the Principal Amount (or, at Holder's option, be paid over to Maker) and shall not be counted as interest. To the extent permitted by applicable law, determination of the legal maximum amount of interest shall at all times be made by amortizing, prorating, allocating and spreading in equal parts during the period of the full stated term of this Note, all interest at any time contracted for, charges, or received from Maker in connection with this Note and all other agreements between Maker and Holder, so that the actual rate of interest on account of the indebtedness represented by this Note is uniform throughout the term hereof.

     11. Non-Recourse  Obligations.   Notwithstanding anything  in this Note,
         _________________________
the Mortgage or the other Loan Documents, no personal liability shall be asserted or enforceable against (i) Maker, (ii) any Affiliate (as defined in the Mortgage) of Maker, (iii) any Person (as defined in the Mortgage) owning directly or indirectly, any legal or beneficial interest in Maker or any Affiliate of Maker, or (iv) any partner, principal,
officer, controlling person,  beneficiary,   trustee,  advisor,   shareholder,
employee,   agent, Affiliate or director of any Persons  described in clauses
(i) through (iii) above (individually, an "EXCULPATED PARTY" and, collectively, the "EXCULPATED PARTIES") by Holder in respect of the Secured Obligations, this Note, the Mortgage, or any other Loan Document, or the making, issuance or transfer thereof, all such liability, if any, being expressly waived by Holder and each successive holder of this Note and the Mortgage shall accept this Note and the Mortgage upon the express condition of this provision and limitation that in the case of the occurrence and continuance of an Event of Default, Holder's remedies in its sole discretion shall be any or all of:

         (a) Foreclosure of the lien of the Mortgage in accordance with the terms and provisions set forth in the Mortgage;

         (b) Action against any other security at any time given to secure the payment of this Note and under the other Loan Documents; and

         (c) Exercise of any other remedy set forth in the Mortgage or any other Loan Document.

         The lien of any judgment against Maker and any proceeding instituted on, under or in connection with this Note or the Mortgage, or both, shall not extend to any property now or hereafter owned by Maker or any Exculpated Party other than the Rents from, and the ownership interest of Maker in, the Property and the other security for the payment of this Note or the Mortgage.

         Notwithstanding anything to the contrary in this Note or any of the Loan Documents, Holder shall not be deemed to have waived any right which Holder may have under Section 506(a), 506(b), 1111(b) or any other provisions of the Bankruptcy Code to file a claim for the full amount of the Secured Obligations or to require that all collateral shall continue to secure all of such Secured Obligations owing to Holder in accordance with the Loan Documents.

         Notwithstanding anything in this Note or the Mortgage to the contrary: (A) no provision of this Note or the Mortgage shall be construed or be deemed to limit or impair the enforcement of or liability of Maker and/or the Guarantors under the Environmental Indemnity Agreement or the liability of Maker and/or the Guarantors under the Guaranty, as the case may be; and
(B) there shall at no time be any limitation on Maker's or the Guarantors' liability for the payment to Holder of any and all actual losses, damages, costs and/or expenses incurred by Holder and arising from: (1) misappropriation by Maker or any Affiliate of Maker of any condemnation proceeds or insurance proceeds which Maker or any Affiliate of Maker has received and to which Holder is entitled pursuant to the terms of the Mortgage or any of the Loan Documents to the extent the same have not been applied toward payment of sums due under this Note or under the Mortgage, or used for the repair or replacement of the Property pursuant to the Mortgage, or (2) any fraud, or intentional misrepresentation of Maker or any Affiliate of Maker, or (3) any misappropriation of Rents or security deposits by Maker or any Affiliate of Maker, or (4) any intentional physical waste in connection with Maker's or any Affiliate of Maker's operation of the Property, or (5) Maker's failure to maintain in full force and effect any of the insurance policies required to be maintained under the Mortgage, or (6) Maker's failure to pay any taxes required to be paid under the Mortgage.

     12. Amendment  and  Restatement of  Existing  Note(s).   This  Note con-
          -----------------------------------------
solidates, amends and restates in their entirety the terms and provisions of those certain promissory notes as more fully described on Exhibit A attached
                                                             --------
hereto (said mortgage notes being hereinafter collectively called the "EXISTING NOTES") so that this Note shall hereafter constitute evidence of but  one debt  in  the principal  amount  of  Fifteen  Million  Five
Hundred  Thousand and  00/100 ($15,500,000.00)  Dollars.   The  conditions
contained in this Note shall supersede and control the terms, covenants, agreements, rights, obligations and conditions of the Existing Notes (it being agreed that the modification of the Existing Notes shall not impair
the debt  evidenced by each  of the Existing  Notes).    This  Note  does  not
create any new or additional indebtedness but evidences the same indebtedness evidenced by the Existing Notes and secured by the Mortgage.

     13. Miscellaneous.
         _____________

         (a)  Expenses.  Maker shall pay all costs and expenses of collection
              ________
incurred by Holder in connection with this Note, in addition to the entire Principal Amount, all accrued and unpaid interest at the Default Rate and all other sums then due or payable pursuant to this Note or any of the other Loan Documents, including, without limitation, reasonable attorneys' fees and disbursements and all other costs and expenses incurred in connection with the pursuit by Holder of any of its right or remedies referred to herein or the protection of or realization of collateral or in connection with any of Holder's collection efforts, whether or not suit on this Note, on any of the other Loan Documents or any foreclosure proceeding is filed, and all such costs and expenses shall be payable within ten (10) days after Maker's receipt of a statement therefor from Holder and also shall be secured by the Mortgage and the other Loan Documents.

         (b)  Partial Invalidity. If any provision hereof or of any other Loan
              __________________
Document is, for any reason and to any extent, determined to be invalid or unenforceable with respect to any person, entity or circumstance, then neither the remainder of the document in which such provision is contained, nor the application of the provision to other persons, entities, or circumstances, nor any other document referred to herein, shall be affected thereby, but instead shall be enforceable to the maximum extent permitted by law.

         (c)  Continuing Effect.   Each provision  of this Note  shall be and
              _________________
remain in full force and effect notwithstanding any negotiation or transfer hereof or any interest herein to any other Holder or participant.

         (d)  Governing  Law; Consent  to Jurisdiction.   This Note  shall be
              ________________________________________
governed and construed in accordance  with the laws of the State of New York,
without regard  to  the  principles of  conflict  of  laws.   To  the  fullest
extent permitted by law, Maker hereby unconditionally and irrevocably waives any claim to assert that the law of any other jurisdiction governs this Note. Any legal suit, action or proceeding against Maker or Holder arising out of or relating to this Note may be instituted in any federal or state court in New York, New York, pursuant to Section5-1402 of the New York General Obligations Law, and Maker waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding and Maker hereby irrevocably submits to the jurisdiction of any such court in any suit, action or proceeding. By execution and delivery of this Note, Maker accepts, generally and unconditionally, the nonexclusive jurisdiction of the aforesaid courts and irrevocably agrees to be bound by any final judgment rendered thereby in connection with this Note or the Mortgage from which no appeal has been taken or is available. Maker irrevocably agrees that all process in any proceeding or any court arising out of or in connection with this Note, the Mortgage or any other Loan Document may be effected by mailing a copy thereof by registered or certified mail or any substantially similar form of mail, postage prepaid, to Maker at its address referred to in the "Notices" Section of the Mortgage or such other address of which Holder shall have been notified pursuant to said subsection. Such service shall be effective five days after such mailing. Maker hereby acknowledges that such service will be effective and binding service in every respect. Maker shall not assert that such service did not constitute effective and binding service within the meaning of any applicable state or federal law, rule, regulation or the like. Maker hereby irrevocably waives any objections, including without limitation any objection to the laying of venue or based on the grounds of forum non conveniens which it may now or hereafter have to the bringing of any such action or proceeding in any such jurisdiction.
Nothing herein shall affect the right of Holder to serve process in any other manner permitted by law or limit the right of Holder to bring any action, suit or proceeding against Maker in the court of any jurisdiction. Maker acknowledges that final judgment against it in any action, suit or proceeding referred to in this paragraph shall be conclusive and may be enforced in any other jurisdiction, by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the fact and of the amount of Maker's indebtedness.

         (e)  Waiver of Jury Trial.  MAKER AND HOLDER KNOWINGLY, IRREVOCABLY,
              ____________________
VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT EITHER MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM BASED ON THIS NOTE, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE, THE MORTGAGE, OR ANY OTHER LOAN DOCUMENTS OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO OR TO ANY LOAN DOCUMENT. THIS PROVISION IS A MATERIAL INDUCEMENT FOR HOLDER TO ENTER INTO THE LOAN TRANSACTION EVIDENCED BY THIS NOTE.

         (f)  No Waiver.  Any forbearance by Holder in exercising any right or
              _________
remedy hereunder or under any of the Loan Documents or otherwise afforded by applicable law, shall not be a waiver or preclude the exercise of any right
or remedy  by Holder.   No failure  to accelerate the  indebtedness evidenced
hereby by reason of an Event of Default, or acceptance of a past due installment, or indulgence granted from time to time shall be construed to be a waiver of the right to insist upon prompt payment, nor shall it be deemed to be a novation of this Note or a reinstatement of the indebtedness evidenced hereby or as a waiver of such right of acceleration or any other right, nor be construed so as to preclude the exercise of any right that Holder may have, at law or in equity, and Maker hereby expressly waives the benefit of any statute or rule of law or equity which would produce a result contrary to or in conflict with the foregoing.

         (g)  Modification  in  Writing.   This  Note  may  not  be modified,
               ---------------------
amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Maker or Holder, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

     IN WITNESS WHEREOF, Maker has duly executed this Note as of the date first above written.


     MAKER:

     17 BATTERY UPPER PARTNERS LLC

     By: 17 BATTERY ASSOCIATES LLC, its manager

         By:  17 Diamond Corp., its manager


              By: /s/ Allen I. Gross
                  -----------------------------
                  Name:     Allen I. Gross
                  Title:    President


     CONSENTED AND AGREED TO BY:

     SL GREEN OPERATING PARTNERSHIP, L.P.

     By: SL Green Realty Corp., its general partner


         By:  /s/ Benjamin P. Feldman
              ----------------------------------
              Name:    Benjamin P. Feldman
              Title:   Executive Vice President



                                  EXHIBIT A
                                  ---------

                          Schedule of Existing Notes
                          --------------------------

1. Note, dated the 9th day of June, 1986, made by 17 Battery Place North Associates II to Connecticut Mutual Life Insurance Company in the principal of $6,500,000.00; said Note being assigned by Assignment of Mortgage from Massachusetts Mutual Life Insurance Company, successor by merger to Connecticut Mutual Life Insurance Company, -to- CS First Boston Mortgage Capital Corp., dated as of 3/21/96 and recorded in the Office of the City Register, County of New York (the "CITY REGISTER'S OFFICE") on 3/27/96 in Reel 2307 Page 1103.

2. Gap Note, dated the 22nd day of March, 1996, made by Downtown Acquisition Partners, L.P. to CS First Boston Mortgage Capital Corp. in the principal sum of $18,500,000.00.

3. Consolidated and Restated Mortgage Note, dated the 22nd day of March, 1996, made by Downtown Acquisition Partners, L.P. to CS First Boston Mortgage Capital Corp. in the principal sum of $25,000,000.00. Consolidates Note Nos. 1 and 2.

   Consolidated Note Nos. 1 and 2 were assigned pursuant to Assignment of Mortgage from Credit Suisse First Boston Mortgage Capital LLC (successor by merger to CS First Boston Mortgage Capital Corp.) ("CSFBMC") -to- The Chase Manhattan Bank ("CMB"), as trustee under that certain Pool 1 Pooling and Servicing Agreement dated as of 4/25/97 by and among Credit Suisse First Boston Mortgage Securities Corp., CMB, SunAmerica Life Insurance Company, Anchor National Life Insurance Company, CSFBMC and the servicer named therein (the "POOL 1 POOLING AND SERVICING AGREEMENT"), which Assignment of Mortgage was dated as of 4/25/97 and recorded in the City Register's Office on 6/6/97 in Reel 2463 Page 793.

   Consolidated Note Nos. 1 and 2 were further assigned pursuant to Assignment of Mortgage, dated as of December 19, 1997, from The Chase Manhattan Bank, as trustee under the Pool 1 Pooling and Servicing Agreement, to SL Green Operating Partnership, L.P. and intended to be recorded in the City Register's Office prior to the recordation of the Modification and Splitter Agreement (as defined below).

  As modified by that certain Release of Mortgagor, dated as of December 19, 1997 from SL Green Operating Partnership, L.P. to SLG 17 Battery LLC, whereby SLG 17 Battery LLC was released from all obligations.

  As modified and split purusuant to that certain Modification and Splitter Agreement, dated as of December 19, 1997, between SL Green Operating Partnership, L.P., as mortgagee, and 17 Battery Upper Partners LLC, as mortgagor (the "MODIFICATION AND SPLITTER"), and intended to be recorded in the City Register's Office; which Modification and Splitter modified and split the above-referenced $25,000,000 consolidated notes (i.e. Note Nos. 1 and 2) and the mortgages securing same into:

         (i) (x) an Amended and Restated Substitute Mortgage, Assignment of Leases and Rents and Security Agreement No. 1 ("SUBSTITUTE MORTGAGE NO. 1"), dated as of December 19, 1997, between SL Green Operating Partnership, L.P., as mortgagee, and 17 Battery Upper Partners LLC, as mortgagor, and (y) an Amended and Restated Substitute Mortgage Note No. 1 in a reduced principal amount of $15,500,000 ("SUBSTITUTE NOTE NO. 1"), dated as of December 19, 1997, made by 17 Battery Upper Partners LLC to SL Green Operating Partnership, L.P., to which this Exhibit A is attached, which Substitute Note No. 1 amends and restates consolidated Note Nos. 1 and 2 to the extent of $15,500,000.00; and

         (ii) (x) an Amended and Restated Substitute Mortgage No. 2 ("SUBSTITUTE MORTGAGE NO. 2"), dated as of December 19, 1997, between SL Green Operating Partnership, L.P., as mortgagee, and 17 Battery Upper Partners LLC, as mortgagor, and (y) an Amended and Restated Substitute Mortgage Note No. 2 in a reduced principal amount of $9,500,000 ("SUBSTITUTE NOTE NO. 2"), dated as of December 19, 1997, made by 17 Battery Upper Partners LLC to SL Green Operating Partnership, L.P., which Substitute Note No. 2 amends and restates Notes Nos. 1 and 2 to the extent of $9,500,000.00. Such Substitute Note No. 2 is a separate instrument and is not included in the note to which this Exhibit A is attached.



State of New York   )
                    ) ss.:
County of New York  )

On the 19th day of December, in the year 1997, before me, the undersigned, a Notary Public in and for said State, personally appeared Allen I. Gross, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.


___________________________
Notary Public




State of New York   )
                    ) ss.:
County of New York  )

On the 19th day of December, in the year 1997, before me, the undersigned, a Notary Public in and for said State, personally appeared Benjamin P. Feldman, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.


___________________________
Notary Public